UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2013

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY 12106

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2013, American Bio Medica Corporation (the “Company”) entered into a Financial Advisory Agreement (the “Agreement”) with Monarch Capital Group, LLC (‘Monarch”). Monarch was the entity used by the Company to obtain their new credit facility with Imperium Commercial Finance, LLC (see Current Report on Form 8-K filed on January 22, 2013 with the Commission). Under the Agreement, Monarch will provide certain financial advisory services for a period of 6 months, and as consideration for these services, the Company will issue 333,333 restricted shares of common stock to Monarch.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
	4.24	Agreement between the Company and Monarch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: February 8, 2013	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Executive Vice President
Chief Compliance Officer
Corporate Secretary